Press Release


                     Dialysis Corporation of America
                                 Reports
                       Second Quarter 2006 Results

Linthicum, Maryland, Monday, August 7, 2006 - Dialysis Corporation of America (NASDAQ-DCAI) announced its financial results for the second quarter of 2006. Operating revenues for the second quarter were $14,458,000 compared to $11,141,000 for the same period last year, a 30% increase. Net income for the quarter was $595,000 or $.06 per share ($.06 diluted per share) compared to $444,000 or $.05 per share ($.05 diluted per share) for the same period last year, representing a 34% increase in net income. Operating revenues for the first half of 2006 were $27,675,000 compared to $21,754,000 for the same period last year, a 27% increase. Net income for the first half of 2006 was $1,114,000 or $.12 per share ($.12 diluted per share) compared to $769,000 or $.09 per share ($.08 diluted per share) for the same period last year, representing a 45% increase in net income.

Stephen Everett, President and Chief Executive Officer, commented, "The second quarter of 2006 resulted in continued growth for our company, with results in both operations and finance meeting expectations. As to be expected with the opening of new centers, Medicare provider numbers for 2 centers were pending at the end of the quarter, along with 5 Medicaid provider numbers. Both of the Medicare provider numbers and one of the Medicaid provider numbers were subsequently obtained in the third quarter. The centers that were newly opened during the past six months have successfully added patients beyond projections, and we completed final preparations for two centers that opened at the beginning of the third quarter. Second quarter pre-tax costs associated with the opening of new centers approximated $379,000, compared with $468,000 of such pre-tax costs for the first quarter of 2006. Additionally, non-cash stock compensation expense of $36,000 was included in our results for the quarter."

Dialysis Corporation of America currently owns or manages 32 free-standing operating kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia providing patients with a full range of quality in-center and at-home dialysis services, as well as providing in-hospital services. The company has 2 new centers under development in Georgia and South Carolina.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, maintaining continued growth and profitability, delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2005. The historical results contained in this press release are not necessarily indicative of future performance of the company.

The company's press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the SEC are available on Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Stephen Everett, President and CEO of Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone No. (410) 694-0500.

                                   - more -

               DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)

                                         Three Months Ended           Six Months Ended
                                               June 30,                   June 30,
                                      -------------------------   -------------------------
                                         2006          2005          2006          2005
Operating revenues:
  Sales
    Medical services revenue          $14,066,900   $11,021,524   $26,938,553   $21,505,625
    Product sales                         214,168           ---       453,630           ---
                                      -----------   -----------   -----------   -----------
      Total sales revenues             14,281,068    11,021,524    27,392,183    21,505,625
   Other income                           176,999       119,902       282,867       248,297
                                      -----------   -----------   -----------   -----------
                                       14,458,067    11,141,426    27,675,050    21,753,922
                                      -----------   -----------   -----------   -----------

Operating costs and expenses:
  Cost of sales
    Cost of medical services            8,651,984     6,724,869    16,489,941    13,267,470
    Cost of product sales                 131,936           ---       275,611           ---
                                      -----------   -----------   -----------   -----------
      Total cost of sales revenues      8,783,920     6,724,869    16,765,552    13,267,470
   Selling, general and
     administrative expenses
    Corporate                           1,616,541     1,295,212     3,019,128     2,412,935
    Facility                            2,147,134     1,747,932     4,188,207     3,463,833
                                      -----------   -----------   -----------   -----------
       Total                            3,763,675     3,043,144     7,207,335     5,876,768
   Stock compensation expense              36,386           ---       170,902           ---
   Depreciation and amortization          540,898       411,106     1,086,008       821,243
   Provision for doubtful accounts        237,499       204,649       392,913       452,643
                                      -----------   -----------   -----------   -----------
                                       13,362,378    10,383,768    25,622,710    20,418,124
                                      -----------   -----------   -----------   -----------
Operating income                        1,095,689       757,658     2,052,340     1,335,798
Other income (expense)
   Interest income on
     officer/director note                    ---         1,421           ---         2,713
   Interest expense on note and
     advances payable to parent               ---       (54,875)          ---       (89,811)
   Other income, net                       66,293        44,538       133,274        76,393
                                      -----------   -----------   -----------   -----------
                                           66,293        (8,916)      133,274       (10,705)
                                      -----------   -----------   -----------   -----------
Income before income taxes,
  minority interest and equity in
  affiliate earnings                    1,161,982       748,742     2,185,614     1,325,093

Income tax provision                      442,411       310,105       859,385       618,908
                                      -----------   -----------   -----------   -----------

Income before minority interest and
  equity in affiliate earnings            719,571       438,637     1,326,229       706,185

Minority interest in income
   of consolidated subsidiaries          (224,233)      (89,131)     (404,514)     (152,401)

Equity in affiliate earnings              100,062        94,689       192,468       214,798
                                      -----------   -----------   -----------   -----------

      Net income                      $   595,400   $   444,195   $ 1,114,183   $   768,582
                                      ===========   ===========   ===========   ===========

Earnings per share:
   Basic                                 $.06          $.05          $.12           $.09
                                         ====          ====          ====           ====
   Diluted                               $.06          $.05          $.12           $.08
                                         ====          ====          ====           ====

Basic weighted average shares
   outstanding                          9,527,692     8,661,859     9,415,582     8,599,837
                                      ===========   ===========   ===========   ===========
Diluted weighted average shares
   outstanding                          9,561,302     9,239,268     9,546,823     9,144,429
                                      ===========   ===========   ===========   ===========

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                       SUPPLEMENTAL OPERATING DATA

                                         Three Months Ended
                                               June 30,
                                      -------------------------
                                         2006          2005       Y/Y Change %
                                         ----          ----       ------------
Operating data:
Treatments:
   Consolidated                        94,130        78,615           19.7%
   Managed                              8,452         7,565           11.7%
                                      -------       -------
Total treatments                      102,582        86,180           19.0%
Patient revenue per treatment         $286.18       $273.56            4.6%

Non-acquired growth data:
   Non-acquired treatment growth          15%           27%
   Non-acquired revenue per
      treatment change                     3%          (6%)
   Non-acquired patient revenue
      growth                              19%           20%

Key clinical metrics:
   Treatment adequacy (% of pts
      with Kt/V>1.2)                   95.75%        94.21%
   Anemia management (% of pts
      with Hgb>11)                     80.63%        80.40%
   Venous access (% of pts with AVF)   46.32%        43.43%